Exhibit 99.1

Synaptics Reports Results for Fourth Quarter and Fiscal 2017

•	Fiscal 2017 revenue of $1.72 billion, GAAP net income per diluted share of $1.37 and non-GAAP net income per diluted share of $4.88

•	Fourth quarter revenue of $426.5 million, GAAP net income per diluted share of $0.51 and non-GAAP net income per diluted share of $1.18

San Jose, CA – August 3, 2017 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its fourth quarter and year ended June 30, 2017.

Net revenue for fiscal 2017 totaled $1.72 billion, an increase of 3 percent from fiscal 2016. GAAP net income for fiscal 2017 declined 32 percent from the prior year to $48.8 million, or $1.37 per diluted share. Non-GAAP net income for fiscal 2017 decreased 4 percent from the prior year to $173.9 million, or $4.88 per diluted share. (See below under the heading “Use of Non-GAAP Financial Information” and the attached table for a description and a reconciliation of GAAP to non-GAAP financial measures.)

Net revenue for the fourth quarter of fiscal 2017 increased 32 percent from the comparable quarter last year to $426.5 million. GAAP net income for the fourth quarter of fiscal 2017 increased $24.9 million from the prior year period net loss of $7.1 million to net income of $17.8 million, or $0.51 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2017 increased 139 percent from the prior year period to $41.4 million, or $1.18 per diluted share. (See below under the heading “Use of Non-GAAP Financial Information” and the attached table for a description and a reconciliation of GAAP to non-GAAP financial measures.)

“Synaptics was able to achieve modest top-line growth for fiscal 2017 on the strength of our TDDI and fingerprint solutions despite the headwinds in our discrete display driver business,” stated Rick Bergman, President and CEO. “While growth in the smartphone market has tempered, Synaptics continues to lead in critical areas such as TDDI and next generation fingerprint solutions, and we are well positioned as the broader market shifts to OLED displays. We have also taken important strategic steps to diversify our business and customer base through our recent acquisitions in the consumer IoT market. These deals dramatically expand our market opportunity and position Synaptics as a leader in fast growing human interface modalities including voice and audio.”

Fourth Quarter 2017 Business Metrics

•	Revenue mix from mobile and PC products was approximately 87 percent and 13 percent respectively. Fingerprint products have been classified according to type of device.

•	Revenue from mobile products of $369.2 million was down 6 percent sequentially and up 29 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint products.

•	Revenue from PC products totaled $57.3 million, a sequential increase of 8 percent and an increase of 49 percent year-over-year, and includes applicable fingerprint products.

Wajid Ali, CFO, added, “Considering our backlog of $222 million entering the September quarter, subsequent bookings, customer forecasts and product sell-in and sell-through timing patterns, and the resulting expected product mix, we anticipate revenue for the first quarter of fiscal 2018 to be in the range of $380 to $420 million, which reflects a sequential decline in our mobile business offset by post-acquisition revenue from Conexant. For fiscal 2018, we expect to generate low single-digit top-line growth weighted towards the second half of the year, coinciding with the ramp of new products and the growth of our IoT business.”

Cash at June 30, 2017 was $368 million. In the fourth quarter of fiscal 2017, the company generated $48 million of cash flow from operations.

Earnings Call Information

The Synaptics fourth quarter and fiscal 2017 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, August 3, 2017, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-289-0498 (conference ID: 5287206) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company doesn’t believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related costs.

Acquisition related costs primarily consist of:

•	amortization of purchased intangibles, which includes acquired intangibles such as developed technology, customer relationships, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete,

•	changes in contingent consideration,

•	inventory adjustments affecting the carrying value of inventory acquired in an acquisition, and

•	legal and consulting costs associated with acquisitions that have been announced and are expected to close or have closed, including non-recurring post-acquisition services.

These acquisition related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition related items.

Share-based compensation.

Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units and the employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes this item from its internal operating forecasts and models. The company believes that non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring costs.

Restructuring costs consist primarily of employee severance and office closure costs. These costs are generally infrequent, cash-based, and designed to address cost structure inefficiencies. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent restructuring costs designed to address cost structure inefficiencies in its business.

Other non-cash items, net.

Other non-cash items, net includes non-cash amortization of debt issuance costs and the gain on redemption or the accretion of interest income on certain of the company’s investments in auction rate securities, in which the cost basis was previously written down in value. These items are excluded from non-GAAP results as either the previous write-down was excluded from non-GAAP results or the item is non-cash. Excluding other non-cash items, net from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items, net.

Impairment of intangible assets

Impairment of intangible assets represents the write-down in value of intangible assets that the company has determined are impaired. These impairment write-downs are generally infrequent and non-cash. As a result, the company excludes impairment of intangible assets from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for impairment write-downs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent, non-cash charges for impairment of intangible assets.

Equity investment loss

Equity investment loss represents an adjustment in the book value of an equity investment in a minority owned company. The equity investment loss is a non-cash item. As a result, the company excludes equity investment loss from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for equity investment loss provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by non-cash item.

Litigation settlement charge.

Litigation settlement charge represents our estimated or actual cost of settling material litigation claims that are unusual or infrequent. As a result, the company will exclude litigation settlement charge from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting an adjustment for litigation settlement charge provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by an infrequent litigation settlement charge designed to address non-recurring or non-routine costs.

Non-GAAP tax adjustments.

The company forecasts its long-term non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of deductible stock options, delivery of shares under deferred stock unit awards and market stock unit awards, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as ”expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 25, 2016, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	June 30, 2017	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$367.8	$352.2
Accounts receivables, net of allowances of $2.6 and $3.7, respectively	255.2	252.6
Inventories	131.4	146.4
Prepaid expenses and other current assets	37.6	28.9

Total current assets	792.0	780.1

Property and equipment at cost, net	113.8	112.7
Goodwill	206.8	206.8
Purchased intangibles, net	101.0	160.3
Non-current other assets	53.1	40.3

Total assets	$1,266.7	$1,300.2

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$135.8	$172.8
Accrued compensation	31.9	39.9
Income taxes payable	17.2	11.5
Acquisition-related liabilities	8.7	25.5
Other accrued liabilities	101.8	82.3
Current portion of long-term debt	15.0	18.8

Total current liabilities	310.4	350.8

Long-term debt	202.0	216.7
Non-current portion of acquisition-related liabilities	—	6.2
Deferred tax liabilities	—	9.0
Other long-term liabilities	14.1	12.5

Total liabilities	526.5	595.2

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 60,579,911 and 59,532,148 shares issued, and 34,638,435 and 35,212,141 shares outstanding, respectively	0.1	0.1
Additional paid in capital	1,004.8	928.6
Less: 25,941,476 and 24,320,007 treasury shares, respectively, at cost	(980.3)	(892.3)
Accumulated other comprehensive income	1.5	3.3
Retained earnings	714.1	665.3

Total stockholders’ equity	740.2	705.0

Total liabilities and stockholders’ equity	$1,266.7	$1,300.2

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Net revenue	$426.5	$323.9	$1,718.2	$1,666.9
Acquisition related costs (1)	11.7	12.8	47.6	54.4
Cost of revenue	288.0	203.0	1,147.0	1,031.0

Gross margin	126.8	108.1	523.6	581.5
Operating expenses
Research and development	73.8	78.2	292.3	311.2
Selling, general, and administrative	32.6	36.9	137.6	161.7
Impairment of intangible assets	—	6.7	—	6.7
Acquisition related costs, net (2)	2.4	4.6	11.7	18.1
Restructuring costs (3)	—	6.7	7.3	8.6
Litigation settlement charge	—	—	10.0	—

Total operating expenses	108.8	133.1	458.9	506.3

Operating income/(loss)	18.0	(25.0)	64.7	75.2
Interest and other income/(expense), net	(1.6)	1.2	(3.4)	0.4

Income before provision for income taxes and equity investment gain/(loss)	16.4	(23.8)	61.3	75.6
(Benefit)/Provision for income taxes	(1.7)	(16.7)	12.2	3.4
Equity investment loss	(0.3)	—	(0.3)	—

Net income/(loss)	$17.8	$(7.1)	$48.8	$72.2

Net income/(loss) per share:
Basic	$0.52	$(0.19)	$1.40	$1.97

Diluted	$0.51	$(0.19)	$1.37	$1.91

Shares used in computing net income per share:
Basic	34.4	36.6	34.8	36.6

Diluted	35.2	36.6	35.6	37.9

(1)	These acquisition related costs consist primarily of amortization of acquired intangible assets associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	Restructuring costs primarily include severance costs and facility consolidation costs associated with operational restructurings.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
GAAP gross margin	$126.8	$108.1	$523.6	$581.5
Acquisition related costs	11.7	12.8	47.6	54.4
Share-based compensation	0.5	0.5	2.2	1.8

Non-GAAP gross margin	$139.0	$121.4	$573.4	$637.7

GAAP gross margin - percentage of revenue	29.7%	33.4%	30.5%	34.9%
Acquisition related costs - percentage of revenue	2.6%	4.0%	2.7%	3.3%
Share-based compensation - percentage of revenue	0.1%	0.2%	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	32.6%	37.5%	33.4%	38.3%

GAAP research and development expense	$73.8	$78.2	$292.3	$311.2
Share-based compensation	(8.1)	(8.5)	(33.1)	(30.6)

Non-GAAP research and development expense	$65.7	$69.7	$259.2	$280.6

GAAP selling, general, and administrative expense	$32.6	$36.9	$137.6	$161.7
Acquisition and integration related costs	(1.3)	—	(1.3)	—
Share-based compensation	(6.9)	(6.9)	(26.5)	(24.4)

Non-GAAP selling, general, and administrative expense	$24.4	$30.0	$109.8	$137.3

GAAP operating income/(loss)	$18.0	$(25.0)	$64.7	$75.2
Impairment of intangible assets	—	6.7	—	6.7
Acquisition related costs	15.4	17.4	60.6	72.5
Share-based compensation	15.5	15.9	61.8	56.8
Restructuring costs	—	6.7	7.3	8.6
Litigation settlement charge	—	—	10.0	—

Non-GAAP operating income	$48.9	$21.7	$204.4	$219.8

GAAP net income/(loss)	$17.8	$(7.1)	$48.8	$72.2
Impairment of intangible assets	—	6.7	—	6.7
Acquisition related costs	15.4	17.4	60.6	72.5
Share-based compensation	15.5	15.9	61.8	56.8
Restructuring costs	—	6.7	7.3	8.6
Litigation settlement charge	—	—	10.0	—
Other non-cash items, net	0.3	(2.0)	(1.1)	(2.7)
Equity investment loss	0.3	—	0.3	—
Non-GAAP tax adjustments	(7.9)	(20.3)	(13.8)	(33.6)

Non-GAAP net income	$41.4	$17.3	$173.9	$180.5

GAAP net income/(loss) per share - diluted	$0.51	$(0.19)	$1.37	$1.91
Impairment of intangible assets	—	0.18	—	0.18
Acquisition related costs	0.44	0.48	1.70	1.91
Share-based compensation	0.44	0.43	1.74	1.50
Restructuring costs	—	0.18	0.21	0.23
Litigation settlement charge	—	—	0.28	—
Other non-cash items, net	0.01	(0.05)	(0.03)	(0.07)
Equity investment loss	0.01	—	—	—
Non-GAAP tax adjustments	(0.23)	(0.55)	(0.39)	(0.90)
Non-GAAP share adjustment	—	(0.02)	—	—

Non-GAAP net income per share - diluted	$1.18	$0.46	$4.88	$4.76

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FlOWS

(In millions)

(Unaudited)

	Twelve Months Ended June 30,
	2017	2016
Net Income	$48.8	$72.2
Non-cash operating items	135.7	154.4
Changes in working capital	(31.6)	30.0

Provided by operations	152.9	256.6

Fixed asset & intangible asset purchases	(31.4)	(33.2)
Proceeds from sales and maturities of investments	7.5	6.6
Investment in direct financing lease, net	—	—
Equity method investment	(18.4)	—

Used in investing	(42.3)	(26.6)

Treasury shares purchased	(88.0)	(240.6)
Equity compensation, net	19.2	28.3
Acquisition related	(5.3)	(60.9)
Debt related, net	(20.0)	(7.9)

Used in financing	(94.1)	(281.1)

Effect of exchange rate changes on cash and cash equivalents	(0.9)	3.4

Net change in cash and cash equivalents	15.6	(47.7)

Cash and cash equivalents at beginning of period	352.2	399.9

Cash and cash equivalents at end of period	$367.8	$352.2

Cash paid for taxes	$22.1	$46.9

Cash refund on taxes	$10.0	$18.0